Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT, Inc. (the “Company”) and Sunrise Senior Living, Inc. (“Sunrise”) as of and for the year ended December 31, 2012. The historical consolidated financial statements of the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this Amendment on Form 8-K/A. The historical consolidated financial statements of Sunrise are included as Exhibit 99.2 to this Amendment on Form 8-K/A.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition by the Company on January 9, 2013 of (i) the property portfolio of Sunrise which includes 57 wholly-owned properties and noncontrolling interests in 58 joint venture properties, (ii) a 20% interest in the management business of Sunrise (“Management Company”), and (iii) rights to acquire additional joint venture partner interests (collectively, the “Acquisition”).

Prior to the completion of the Acquisition, in conjunction with the Agreement and Plan of Merger (“Merger Agreement”), the following occurred:

•

Sunrise sold Management Company and certain additional assets and liabilities to Red Fox Management, LP (the “Management Business Buyer”). Immediately prior to the Company’s acquisition of the Sunrise property portfolio on January 9, 2013, the Management Business Buyer acquired Management Company and the Company acquired a 20% ownership interest in Management Business Buyer.

•

Prior to December 31, 2012, Sunrise acquired majority interests in 37 joint venture properties through a series of transactions (collectively, the “Sunrise Acquisitions”) using Sunrise’s cash on hand and proceeds from a $580,834,000 loan provided by the Company. This loan was acquired by the Company upon completion of the Acquisition.

•

Prior to December 31, 2012, the Company acquired majority interests in several joint venture properties in which Sunrise held a noncontrolling interest prior to the Acquisition (“PS UK and First Euro Acquisitions” discussed in Note J).

As part of the Acquisition, the Company acquired rights to acquire additional joint venture properties. On February 15, 2013, the Company exercised a portion of these rights and acquired four joint venture properties through the acquisition of Master CNL Sun Dev I, LLC (“Master CNL”) (see Note G).

The Company’s total purchase price as of March 25, 2013 pursuant to the Merger Agreement (including PS UK and First Euro Acquisitions, Master CNL acquisition and the loan to Sunrise to fund Sunrise Acquisitions) is approximately $3,275,101,000.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 has been prepared as if the Acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012 has been prepared as if the Acquisition had occurred as of January 1, 2012. Such statements also give effect to the use of cash on hand and the use of funds available under the Company’s credit agreement entered into on January 7, 2013 (“New Credit Agreement”) consisting of a $2,250,000,000 unsecured revolving credit facility and a $500,000,000 unsecured term credit facility.

In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions that are preliminary and are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, accounting for the entire acquisition, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Acquisition, which may differ from those reflected in Sunrise’s historical consolidated financial statements and the pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2012

(In thousands)

	Company Historical	Sunrise Historical	Management Company Carveout Adjustments		Pro Forma Adjustments		Company Pro Forma
Assets
Net real property owned	$16,527,344	$1,897,326	$(123,392)	(B)	$576,610	(C)	$18,877,888
Net real estate loans receivable	895,665	—	—		(580,834)	(D)	314,831

Net real estate investments	17,423,009	1,897,326	(123,392)		(4,224)		19,192,719
Other assets:
Equity investments	438,936	17,191	(263)	(B)	356,466	(E)	812,330
Goodwill	68,321	—	—		—		68,321
Deferred loan expenses	66,327	4,904	(4,356)		(548)	(F)	66,327
Cash and cash equivalents	1,033,764	103,447	(68,517)	(B)	(1,000,000)	(A)	69,532
					838	(G)
Restricted cash	107,657	244,261	(216,547)	(B)	261	(G)	135,632
Receivables and other assets	411,095	95,854	(76,894)	(B)	(1,893)	(H)	426,127
					(2,302)	(F)
					267	(G)

Total other assets	2,126,100	465,657	(366,577)		(646,911)		1,578,269

Total assets	19,549,109	2,362,983	(489,969)		(651,135)		20,770,988

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	—	—	—		1,073,842	(A)	1,073,842
Senior unsecured notes	6,114,151	—	—		—		6,114,151
Secured debt	2,336,196	1,680,805	(109,509)	(B)	(852,203)	(A)	2,474,455
					(580,834)	(D)
Capital lease obligations	81,552	—	—		—		81,552
Accrued expenses and other liabilities	462,099	472,846	(272,523)	(B)	(92,413)	(F)	498,303
					3,194	(G)
					(74,900)	(H)

Total liabilities	8,993,998	2,153,651	(382,032)		(523,314)		10,242,303
Reedemable noncontrolling interests	34,592	6,103	(5,920)	(B)	(183)	(I)	34,592
Equity:
Preferred stock	1,022,917	—	—		—		1,022,917
Common stock	260,396	617	(617)	(B)	—		260,396
Capital in excess of par value	10,543,690	509,088	(370,635)	(B)	(138,453)	(I)	10,543,690
Treasury stock	(17,875)	—	—		—		(17,875)
Cumulative net income	2,184,819	(308,724)	270,311	(B)	38,413	(I)	2,184,819
Cumulative dividends	(3,694,579)	—	—		—		(3,694,579)
Accumulated other comprehensive income	(11,028)	2,248	(1,076)	(B)	(1,172)	(I)	(11,028)
Other equity	6,461	—	—		—		6,461

Total Health Care REIT, Inc. stockholders’ equity	10,294,801	203,229	(102,017)		(101,212)		10,294,801
Noncontrolling interests	225,718	—	—		(26,426)	(J)	199,292

Total equity	10,520,519	203,229	(102,017)		(127,638)		10,494,093

Total liabilities and equity	$19,549,109	$2,362,983	$(489,969)		$(651,135)		$20,770,988

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2012

(In thousands, except per share data)

		Company Historical	PS UK & First Euro Pro Forma Adjustments		Company Adjusted	Sunrise Historical	Sunrise Acquisitions Pro Forma Adjustments		Sunrise Adjusted	Management Company Carveout Adjustments		Pro Forma Adjustments		Company Pro Forma
Revenues:
Rental income		$1,080,269	$—		$1,080,269	$670,567	$—		$670,567	$—		$(670,567)	(K)	$1,080,269
Resident fees and service		697,494	79,793	(J)	777,287	491,290	143,318	(D)	634,608	(298,611)	(B)	22,497	(G)	1,135,781
Interest income		39,065	—		39,065	1,103	—		1,103	(1,103)	(B)	(6,208)	(D)	32,857
Other income		5,271	—		5,271	101,537	—		101,537	(84,359)	(B)	(17,178)	(K)	5,271

Total revenues		1,822,099	79,793		1,901,892	1,264,497	143,318		1,407,815	(384,073)		(671,456)		2,254,178
Expenses:
Interest expense		367,083	—		367,083	47,940	—		47,940	(7,609)	(B)	(19,806)	(L)	381,400
												(6,208)	(D)
Property operating expenses		570,117	49,528	(J)	619,645	1,071,799	78,653	(D)	1,150,452	(240,827)	(B)	(5,885)	(M)	846,741
												(693,312)	(K)
												16,668	(G)
Depreciation and amortization		515,888	24,275	(J)	540,163	48,225	22,534	(D)	70,759	(18,786)	(B)	107,992	(N)	700,128
General and administrative expenses		97,341	—		97,341	133,316	—		133,316	(124,892)	(B)	(8,424)	(P)	97,341
Transaction costs		61,609	—		61,609	—	—		—	—		—		61,609
Loss (gain) on derivatives		(1,825)	—		(1,825)	—	—		—	—		—		(1,825)
Loss (gain) on extinguishment of debt		(775)	—		(775)	—	—		—	—		—		(775)
Provision for loan losses		27,008	—		27,008	1,534	—		1,534	(1,202)	(B)	—		27,340
Impairment of long-lived assets		—	—		—	1,969	—		1,969	(705)	(B)	—		1,264
Gain on the sale of real estate and equity interests		—	—		—	(4,457)	—		(4,457)	—		—		(4,457)

Total expenses		1,636,446	73,803		1,710,249	1,300,326	101,187		1,401,513	(394,021)		(608,975)		2,108,766

Income (loss) from continuing operations before income taxes and income from unconsolidated entities		185,653	5,990		191,643	(35,829)	42,131		6,302	9,948		(62,481)		145,412
Income tax (expense) benefit		(7,612)	(86)	(J)	(7,698)	373	(102)	(D)	271	(42,581)	(B)	39,396	(H)	(10,612)
Income (loss) from unconsolidated entities		2,482	—		2,482	113,683	—		113,683	(5,587)	(B)	(1,675)	(O)	33,492
												(75,411)	(P)

Income (loss) from continuing operations		180,523	5,904		186,427	78,227	42,029		120,256	(38,220)		(100,171)		168,292
Less:
Preferred dividends		69,129	—		69,129	—	—		—	—		—		69,129
Preferred stock redemption charge		6,242	—		6,242	—	—		—	—		—		6,242
Net income (loss) attributable to noncontrolling interests		(2,415)	—		(2,415)	1,741	—		1,741	(1,741)	(B)	(41)	(J)	(2,456)

Income from continuing operations attributable to common stockholders		$107,567	$5,904		$113,471	$76,486	$42,029		$118,515	$(36,479)		$(100,130)		$95,377

Average number of common shares outstanding:
Basic		224,343			224,343									224,343
Diluted		225,953			225,953									225,953
Income from continuing operations attributable to common stockholders per share:	(Q)
Basic		$0.48			$0.51									$0.43
Diluted		0.48			0.50									0.42

Health Care REIT, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto included as Exhibits 99.2 to 99.9. Sunrise, PS UK, First Euro and Master CNL historical financial statements are presented in the pro forma condensed consolidated financial statements based on the financial statement classifications utilized by the Company.

A.	On January 9, 2013, the Company completed the Acquisition pursuant to the Merger Agreement for a total purchase price of approximately $3,275,101,000. As a result of the Acquisition and in accordance with the Merger Agreement, each former share of Sunrise common stock was converted into the right to receive an aggregate consideration of $14.50 in cash per share. The Company funded the Acquisition through cash on hand and funds available under the New Credit Agreement. The total purchase price of $3,275,101,000 includes cash consideration of $2,073,842,000 and the fair value of debt assumed of $138,259,000 (excluding the Company’s pro rata share of debt at unconsolidated entities and including Master CNL debt discussed in Note G) related to the Acquisition. The remaining purchase price of $1,063,000,000 relates to activity that occurred prior to December 31, 2012 and includes (i) cash consideration and debt assumed for the Company’s PS UK and First Euro Acquisitions (see Note J) and (ii) a loan provided to Sunrise to fund Sunrise Acquisitions (see Note D).

B.	On January 9, 2013 and immediately prior to the completion of the Acquisition, Sunrise completed the sale of Management Company to Management Business Buyer, pursuant to the terms of the Membership Interest Purchase Agreement, dated as of September 13, 2012.

The parties intend that under no circumstances shall the Company be deemed the owner of, or otherwise have control over Management Company or the assets, liabilities and equity thereof for any period of time.

Sunrise’s historical consolidated financial statements include the results of operations and financial position of Management Company. As such, all relevant amounts relating to Management Company have been eliminated from Sunrise historical statements and adjustments identified represent assets, liabilities, revenues and expenses of Management Company.

C.	Adjustments to reflect the fair value of real property are as follows (in thousands):

Land and land improvements	$(40,804)
Buildings and improvements	397,872
Acquired lease intangibles	130,199
Construction in progress	(3,111)
Accumulated depreciation and intangible amortization	92,454

Total net real property owned adjustments	$576,610

Sunrise’s real property assets have been adjusted to their preliminary estimated fair values and the related historical balances of accumulated depreciation and construction in progress are eliminated when in-service real property assets are recorded at fair value.

D.	Prior to December 31, 2012 and the completion of the Acquisition, Sunrise acquired majority interests in 37 joint venture properties through the following transactions:

•

On October 1, 2012, Sunrise acquired the 75% interest held by HVP Sun Investor LLC in Metropolitan Senior Housing LLC, Sunrise Lafayette Hills Assisted Living, L.P. and Sunrise Paoli Assisted Living, L.P and the 80% interest held by HVP Sun Investor II LLC in Sunrise HBLR, LLC for approximately $171,000,000.

•

On October 16, 2012, Sunrise acquired the approximate 90% direct and indirect equity interest held by Morgan Stanley Real Estate Fund VI Special-A International, L.P., MSREF VI Special-B C.V., Morgan Stanley Real Estate Fund VI International-T, L.P., MSREF VI TE C.V. and Morgan Stanley Real Estate Investors VI International, L.P. in Dawn Limited Partnership for approximately $46,000,000.

•	On November 30, 2012, Sunrise purchased the 70% interest held by HJSI Portfolio II, LLC in SunVest, LLC for approximately $11,750,000.

•	On December 14, 2012, Sunrise purchased the 70% interest held by CNL SR Fox Hill, LLC in AU-HCU Holdings, LLC for approximately $6,500,000.

Sunrise Acquisitions were funded using Sunrise’s cash on hand and proceeds from a $580,834,000 loan provided by the Company to Sunrise. Sunrise used a portion of the proceeds from the loan to extinguish debt related to Sunrise Acquisitions. Adjustment to net real estate loans receivable and secured debt represents elimination of the loan between Sunrise and the Company. Adjustment to interest income and interest expense represents the elimination of interest income and expense related to the loan. Pro forma adjustments to the condensed consolidated statement of income represent the results of operations of the Sunrise Acquisitions from January 1, 2012 through date of acquisition by Sunrise.

E.	Adjustment represents the fair value of the Company’s noncontrolling interest in Management Company and the noncontrolling interests in joint venture properties acquired as part of Sunrise’s property portfolio.

F.	Adjustment to reflect the fair value of other assets and liabilities assumed as part of the Acquisition. The preliminary purchase price allocation is as follows (in thousands):

Total cash consideration	$3,136,842
Fair value of debt assumed	138,259

Total purchase price	3,275,101

Fair value of assets acquired and liabilities assumed:
Real property[1]	2,859,136
Equity investments	373,394
Cash and cash equivalents and restricted cash	63,743
Receivables and other assets	15,032
Accrued expenses and other liabilities	(36,204)

Net fair value of assets acquired and liabilities assumed	$3,275,101

[1]Fair value of real property includes the fair value of real property acquired as part of the PS UK and First Euro Acquisitions prior to December 31, 2012 (see Note J).

G.	As part of the Acquisition, the Company acquired rights to acquire additional joint venture properties. On February 15, 2013, the Company acquired four joint venture properties through the acquisition of the 80% interest held by Master CNL for cash consideration of $34,058,000 and fair value of debt assumed of $61,165,000. The 20% interest held by Master CNL was owned by Sunrise as of December 31, 2012 and was acquired by the Company as part of the Acquisition. Adjustments represent the fair value of the assets acquired and liabilities assumed of Master CNL and the related results of operations.

H.	The Company has elected and continues to operate as a real estate investment trust (“REIT”). Qualification and taxation as a REIT depends upon the Company’s ability to meet a variety of qualification tests imposed under federal income tax law with respect to income, assets, distribution level and diversity of share ownership. Sunrise became a qualified REIT subsidiary by operation of tax law at the time of the Acquisition and is not expected to impact the REIT status of the Company. Resident level rents and related operating expenses for facilities included in a Taxable REIT Subsidiary (“TRS”) are subject to federal taxes. Adjustment represents the elimination of Sunrise historical deferred tax assets and liabilities and estimated income tax expense.

I.	Adjustment to the total stockholders’ equity represents the elimination of such balance of Sunrise.

J.	Prior to December 31, 2012 and the completion of the Acquisition, pursuant to the Merger Agreement, the Company acquired majority interests in several joint venture properties in which Sunrise held a noncontrolling interest prior to the Acquisition through the following transactions:

•

On August 31, 2012, the Company acquired the 100% interest held by PS UK Investment (Jersey) Limited Partnership and PS UK Investment II (Jersey) Limited Partnership (collectively, “PS UK”) in five joint venture properties in the United Kingdom for $243,500,000 of cash consideration. The Company acquired the 20% interest held by PS UK from Sunrise and the 80% interest from PS UK’s other joint venture partners.

•

On December 20, 2012, the Company acquired the 80% interest held by Sunrise First Euro Holdings (Jersey) Limited and Sunrise Jersey Holdings IV Limited (collectively, “First Euro”) in five joint venture properties in the United Kingdom for $238,500,000 of cash consideration. The remaining 20% interest held by First Euro was owned by Sunrise as of December 31, 2012 and was acquired by the Company as part of the Acquisition.

Adjustment to noncontrolling interests in equity and net income attributable to noncontrolling interests represents the elimination of the proportionate share of equity in First Euro owned by Sunrise as of December 31, 2012. Sunrise’s equity investment in First Euro as of December 31, 2012 has been eliminated.

PS UK and First Euro pro forma adjustments represent the results of operations of PS UK and First Euro from January 1, 2012 through the date of acquisition by the Company.

K.	The Acquisition was structured under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). Adjustment represents the elimination of Sunrise’s historical rental income and the corresponding property operating expenses under the provisions of RIDEA.

L.	Adjustments to interest expense are as follows (in thousands):

Elimination of Sunrise interest expense (excluding interest expense on Company loan)	$(41,732)
Interest expense associated with New Credit Agreement	14,848
Interest related to assumed Sunrise debt	4,234
Interest related to assumed Master CNL debt	2,844

Net interest expense to be eliminated	$(19,806)

The pro forma decrease in interest expense is calculated using the following rates: New Credit Agreement – 1.38%, assumed Sunrise debt – 5.89%, and assumed Master CNL debt – 4.98%.

M.	The Management Business Buyer will provide management services to the Sunrise property portfolio acquired by the Company under incentive-based management contracts. Adjustment represents management fees under the terms of new management contracts.

N.	Adjustments to depreciation and amortization represent the elimination of historical depreciation of Sunrise and Sunrise Acquisitions ($51,973,000) offset by depreciation and amortization expense as a result of the recording of real property and intangible lease assets acquired at their estimated fair value ($159,965,000). Estimated useful lives of 40 years and 15 years were assumed to compute depreciation for buildings and improvements, respectively, on a straight-line basis. Intangible lease assets were amortized over the assumed re-leasing period.

O.	Adjustment represents the Company’s proportionate share of loss attributable to the noncontrolling interest in the Management Company effective January 1, 2012 including the impact of the new management contracts (see Note M).

P.	Adjustment represents the elimination of income from unconsolidated entities and loss on derivatives recorded by Sunrise for PS UK, First Euro and the joint venture properties acquired as part of the Sunrise Acquisitions (see Notes D and J).

Q.	The calculations of basic and diluted earnings per share are as follows (in thousands, except per share data):

	Historical	Pro Forma
Income from continuing operations	$180,523	$168,292
Preferred stock dividends	(69,129)	(69,129)
Preferred stock redemption charge	(6,242)	(6,242)
Net income (loss) attributable to noncontrolling interests	2,415	2,456

Income from continuing operations attributable to common stockholders	$107,567	$95,377

Basic shares outstanding	224,343	224,343
Effect of dilutive securities	1,610	1,610

Diluted shares outstanding	225,953	225,953

Income from continuing operations attributable to common stockholders per share:
Basic	$0.48	$0.43
Dilutive	0.48	0.42